UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2018 (April 6, 2018)

National Art Exchange, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199967	30-0829385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24183

New York NY 10281

(Address of Principal Executive Offices)

+646-952-8680

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry Into a Material Definitive Agreement.

On April 6, 2018, National Art Exchange, Inc. (“NAEX” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Superior Treasures Global Limited (“STG” or the “Target”), a British Virgin Islands company, whereby the Company agreed to acquire one hundred percent (100%) of the outstanding capital of the Target in exchange for 40,000,000 shares of the Company’s newly-issued common stock subject to certain adjustment provisions (the “Share Exchange”).

The closing of the Acquisition is subject to customary terms and conditions, including, but not limited to, completion of due diligence, negotiation and execution of definitive transaction documents between the parties and the delivery of audited and unaudited financial statements of the Target as required under applicable rules of the Securities and Exchange Commission. We treated this transaction as a recapitalization for accounting purposes, with STG deemed the accounting acquirer and NAEX the legal acquirer. A more detailed description of this transaction appears in Item 2.01, below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

a. Our History

We were incorporated in the State of Nevada on May 9, 2014 under the name Lissome Trade Corp.

We originally planned to engage in the distribution of metal cookware made from stainless steel from China to the markets of Europe and Commonwealth of Independent States (CIS) countries. However, in connection with a change of control transaction that closed on August 28, 2015, we appointed a new executive management team and changed our planned business operations.

On August 10, 2015, Mr. Zaixian Wang entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the Company’s largest shareholder, Ms. Yuxia Song, who holds 73.5% of the equity capital of the Company. Pursuant to the terms of the Purchase Agreement, Ms. Song transferred to Mr. Wang seven million shares of common stock of the Company, par value $0.001 per share (“Common Stock”) (such transaction, the “Share Purchase”). The Share Purchase was closed on August 28, 2015.

Effective on September 22, 2015, we changed our original name from “Lissome Trade Corp.” to “Tianhe Union Holdings Limited.” Our Board of Directors approved the changed name and deemed it better reflects the direction and business of the Company.

On August 25, 2017, our board of directors has approved, upon the consent of the majority shareholders of the Company a change of the Company’s name from “Tianhe Union Holdings Limited” to “National Art Exchange, Inc.”

On November 28, 2017, we entered into a non-binding letter of intent (the “LOI’) with Cang Bo Tian Xia Co, Ltd (“CBTX”), whereby the Company agreed to acquire one hundred percent (100%) of the outstanding capital of the CBTX’s parental company incorporated in British Virgin Islands in exchange for 40,000,000 shares of the Company’s newly-issued common stock subject to certain adjustment provisions.

Prior to the share exchange, we had limited sources of capital and our sole business plan was to seek, investigate, and, if warranted, acquire an interest in a business opportunity by merger, exchange of stock or otherwise.

b. The Exchange of Our Shares for CBTX’s Shares

On April 6, 2018, we entered into the share exchange agreement with CBTX’s parental company, STG. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of STG occurred on April 6, 2018. In accordance with the closing of the share exchange agreement, we issued 40,000,000 shares of our common stock to the former shareholders of STG in exchange for all of the 50,000 issued and outstanding shares of STG ordinary shares.

In accordance with the closing of the share exchange, Ms. Xinqian Zhang resigned as our directors and Secretary of the Board, and Ms. Angella Lu was appointed to fill the vacancies on our board.

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OUR BUSINESS

Through our operating subsidiary, CBTX, we provide an art exchange platform dedicated to setting a new standard for the art industry and creating a new model of conducting art exchange transactions. Our operating headquarter is located in Guangzhou, one of the most prosperous cities for business and trade in China. Guangzhou is strategically located within the Pearl River Delta, which offers easy access to both domestic and international art markets. We intend to develop a strong presence in both domestic and international art markets, with a strong emphasis placed on innovation. Our mission is to use arts as a cultural link connecting China and the World.

We offer a new business model distinguishing us from traditional auction houses by linking the internet, fine arts and art investment together.

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Corporate Structure

The diagram below illustrates our current corporate structure:

National Art Exchange, Inc.
(Nevada Company)
100%
Superior Treasure Global, Ltd.
(BVI Company)
100%
Treasure Artwork Co., Ltd.
(Hong Kong Company)
Offshore
100%
Onshore
Superior Treasure Enterprise Management Consulting (Guangzhou) Co., Ltd. (WFOE)
VIE
Guangdong Cang Bao Tian Xia Art Co., Ltd.
(PRC company)

Contractual Arrangements among WFOE, CBTX and CBTX’s Shareholders

WFOE, CBTX and/or CBTX shareholders have executed the following agreements and instruments, pursuant to which the Company, through its subsidiary WFOE, controls CBTX: Equity Pledge Agreement, Exclusive Technical Consultancy and Services Agreement , Exclusive Call Option Agreement, Shareholder Proxy Agreement, and Operating Agreement (the “VIE Agreements”). Each of the VIE Agreements is described below and became effective upon its execution.

Exclusive Management Consultation Service Agreement

Pursuant to the Exclusive Management Consultation Service Agreement (“Consulting Service Agreement”) between CBTX and WFOE, WFOE provides CBTX with certain Managerial and Financial services relating to its day-to-day business operations and management, utilizing its advantages in technology, human resources, and information on an exclusive basis (“Management Services”).

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Within the term of this Consulting Service Agreement, the WFOE shall be entitled to charge the Management Service fees on the Target Company, with an annual service fee which is equivalent of the annual monetary value of the shareholder usufruct stipulated in Shareholder Usufruct Transfer Agreement.

The Consulting Service Agreement shall come into effect after the signature of each Party is executed, and will be expired as the Shareholder Usufruct Transfer Agreement (defined below) is expired unless (1) it is terminated by mutual consent; (2) a material breach is committed and not cured within 30 days after issuance of the notice from the non-defaulting party; or (3) either party raised or is threatened to raise a bankruptcy petition.

The foregoing description of the Exclusive Management Consultation Service Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Management Consultation Service Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Equity Pledge Agreement

Under the equity pledge agreement (“Equity Pledge Agreement”) between the shareholders of CBTX (“Shareholders”) and WFOE, 2 shareholders of CBTX pledged all of their equity interests in CBTX to WFOE to guarantee the secured indebtedness caused by failure of performance of CBTX’s and its shareholders’ obligations under the Exclusive Management Consultation Services Agreement. Shareholders agree that during the terms of Equity Pledge Agreement, without the prior written consent of WFOE (the pledgee), Shareholders shall not transfer or seek to transfer the equity Interests, nor shall they establish or permit to be established any liens, pledges, mortgages, claims or other guarantee rights, or restrictions in favor of any third party, that may affect the rights and interests of WFOE. WFOE is entitled to collect all dividends declared and paid arising out of the pledged equity interests. During the term of the Equity Pledge Agreement, the pledged equity interests cannot be transferred without WFOE’s prior written consent. The Shareholders of CBTX also agreed that upon occurrence of any event of default, WFOE is entitled to exercise the right of pledge, meaning the priority right entitled by WFOE to claim the consulting and services fees, which WFOE is entitled to under the Consulting Service Agreement from funds obtained through conversion, auction or sale of the pledged equity interests. The Shareholders of CBTX further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement shall remain effective until the following day (depending on which takes place first) when (i) all Parties agree in written to terminate this Equity Pledge Agreement; (ii) 100% of the equity of the registered capital of the CBTX is purchased or possessed by the Pledgee or any person appointed by such Pledgee, or transferred to a third party with the consent of the Pledgee; or (iii) the Shareholder Usufruct Transfer Agreement is terminated.

The foregoing description of the Equity Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Pledge Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The Shareholder Usufruct Transfer Agreement

Pursuant to the Shareholder Usufruct Transfer Agreement (the “Agreement”), each shareholder of CBTX has irrevocably granted WFOE the right to obtain dividends from the company through the distribution of profit and/or surplus based on such WFOE’ capital investment shares to the CBTX Shareholders (“Shareholder Usufruct”). The consideration of the Shareholder Usufruct transferred, under this Agreement, shall be $1. For each fiscal year, both Parties agree to evaluate the monetary value of the shareholder usufruct transferred by the CBTX Shareholders pursuant to this Agreement by the method below:

Both Parties shall, within 30 calendar days after the end of each fiscal year of CBTX, examine and account, pursuant to generally accepted accounting principles, the monetary value of the Shareholder Usufruct in such fiscal year. The CBTX Shareholders hereby agree that the WFOE may, pursuant to the management competence stipulated under the Exclusive Management Consultation Agreement in the Business Cooperation Agreements, engage by itself a public accounting firm with legal qualification to provide services, to conduct such examination and accounting and provide relevant examination and accounting report that the CBTX Shareholders shall approve and accept.

The Shareholder Usufruct Transfer Agreement will remain until it is terminated by parties with mutual consent.

The foregoing description of the Shareholder Usufruct Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Purchase Option Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

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The Shareholder Priority Agreement

Pursuant to the Shareholder Priority Agreement, all of the CBTX Shareholders agree to award WFOE with the priority to purchase all or part of the equity of the registered capital of the CBTX held by the Shareholders. Such priority shall include:

During the term of this Agreement, if any of the CBTX shareholders decides or desires to transfer all or part of the stock equity of CBTX held by this Shareholder, then this Shareholder must issue an irrevocable written notification to WFOE, stating its intention to transfer all or part of the stock equity of CBTX he/she holds.

In addition, the consideration for such intended stock equity transfer paid by WFOE shall not be bound by the provisions of the same condition under the Law of Corporation of the PRC, that is, the WFOE is entitled to be transferred with such stock equity at any consideration determined through negotiation by such WFOE and such Shareholder, and the other Shareholders of CBTX shall not make any dissent. However, all Parties shall agree that the purchase price shall be the minimum price permitted by applicable laws and regulations, in case any compulsory requirement to the evaluation or minimum price of the purchase price is stipulated by the laws and regulations of China at the time when such purchase or transfer is conducted.

As for such stock equity of CBTX intended to transfer, WFOE is entitled to be transferred prior to any third party; provided that, WFOE must, within a period of 30 days which commence from the day when it receive such written notification issued by such Shareholder, make a written reply stating whether it will exercise such transfer priority or not; or otherwise, it is deemed that the WFOE decides not to exercise such transfer priority;

This Agreement shall remain in full validity and effectiveness until the day (depending on which takes place first) when (i) all Parties agree in written to terminate this Agreement; (ii) 100% of the equity of the registered capital of CBTX is purchased or possessed by WFOE or the appointee appointed by such WFOE; and (iii) the Shareholder Usufruct Transfer Agreement is terminated.

The foregoing description of the Shareholder Priority Agreement does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

In the opinion of our PRC counsel, Guangdong Weilun Law Firm, these contractual arrangements are valid, binding and enforceable under current PRC laws. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

The foregoing description of the Power of Attorney does not purport to be complete and is qualified in its entirety by reference to the Power of Attorney, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Our authorized capital stock currently consists of 150,000,000 shares of Common Stock, par value $0.001. Our Common Stock is quoted on the OTC Pink Markets (Pink) under the symbol “NAEX.”

Our principal executive office is located at 200 Vesey Street, 24Fl, Unit 24183 New York NY 10281. Our telephone number is 646-952-8680. Our website address is http://www.3dcbg.com.

Our Services

Private Art Brokerage Service

As an art brokerage our primary focus is to assist buyers and sellers of art. We work with art aficionados and collectors to make the right choices when buying art. In addition to which, we collaborate with collectors when they decide to sell artworks from their collection. In order to best help our clients we follow Chinese artwork market trends. Each piece of artwork will go through the art appraisal process initiated by insurance companies to determine its market value. For each client who desires to sell the artwork from his or her personal collection, we will provide such client with an exclusive sale and listing agreement. This sale and listing agreement grants us the exclusive right to sell artworks on behalf of our clients for an entire calendar year. If the artwork fails to be sold within a year, we will purchase such artwork at a price approved by the insurance company. Prior to offering art for sale we conduct due diligence regarding the authentication of the artwork to determine the ownership history of the work being sold. We focus our efforts on antique Chinese decorative arts such as ceramics, metalwork, hardstone and scholar arts.

We make most of our profits through the successful pairing of buyers and sellers, of authenticated artwork, through our private art brokerage service and online art market. We accept artwork on consignment in order to encourage buyer interest through marketing and networking with art enthusiasts. Sellers are interested in having their work on consignment with our Company because we have access to many types of wealthy buyers within China. Seller’s pay a fee in order to keep their artwork in our museum. Our connections to the art world within China are expansive, especially in Guangzhou and Chengdu, two first-tier cities in China. We have built our network on contacts through our strategic partnerships with local art collection associations.

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Fine Art Storage and Exhibition Services

We also provide quality art storage and exhibition services to our client. We understand the uniqueness of each artwork a client owns and offer the highest level of protection to our clients’ collectibles. We help clients build their own version of a “mini-museum” consisting of a private room and storage facilities. This private room is dedicated to a single client and is fully customizable and tailored to their collection. Upon the client’s specific request, every room is designed specifically to fit the client’s needs, including individual security systems, lighting, shelving and secure internet access. Our storage facilities also provide pristine viewing rooms, with white walls, high ceilings, and custom lighting fixtures, so our clients may view and present their collection to colleagues and clients in a private, secure environment. The mini-museum allows clients to have the most personalized experience available in this industry. This customizable mini museum contributes to the uniqueness of our company.

The mini museum is an event similar to the commonly utilized “pop-up-shop” in the United States. A pop up shop is a temporary store that conducts marketing and brand exposure in a short period of time. The common features are imaginative expressions, sincere words and frequent interactions with consumers. They are often used for launching new products, building awareness and stirring up a buzz.

The Chinese Art Market Overview

China’s art market is booming. According to the article published by The Diplomat in 2017, China’s art and antiquities market rivals the United States as one of the largest in the world, with annual revenues of close to $12 billion – and growing. While sales in New York recently fell to half of their previous year’s level, they rose by 20 percent in China. This difference is even more striking given slowing growth in China and Beijing’s crackdown on sales of luxury goods.

The Art Auction Market Report from 2016, details that auction sales of Chinese art and antiques totaled $6.7 billion worldwide, more than one-third of the size of the global art auction market. In 2016, Mainland China’s art market has shown signs of maturity, as the market continues to grow in quality and quality. Following two consecutive years of decline in sales values, mainland China’s market recovered by 7% in 2016, reaching $4.8 billion. The Art Auction Market Report determined that this increase was due to the growing percentage of sales value that came from high-end markets reaching 29% in 2016 more than double from the 2014 numbers. The tactic in China now is to focus on improving the quality of the art work, and narrow business opportunities which prove to more fruitful than maintaining a very large collection of fine art. As the wealth per adult in China increases (reportedly from $5,670 in 2000 to $22,864 in 2016) the desire to invest in stable, predicable assets like fine art increases as well. With decline of the real estate market in China, individuals are seeking out fine art as a new form of asset allocation.

China’s art market has a huge potential primarily because the demand for Chinese art and antiquities is growing at a fast pace. But despite the buying frenzy, China’s domestic market remains highly controlled, with the government restricting foreign firms’ access while aggressively encouraging Chinese firms to expand overseas. Recently, China’s art market is becoming a popular way for its wealthy to invest. Many have purchased at auctions overseas in cities such as London or Hong Kong.

Seasonality

China’s art market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. Accordingly, our financial results are seasonal, with peak revenues and operating income generally occurring in the second and fourth quarters. Consequently, first and third quarter results have historically reflected lower revenues when compared to the second and fourth quarters and, typically, a net loss due to the fixed nature of many of our operating expenses.

In quarterly reporting periods, the comparison of our results between reporting periods can be significantly influenced by a number of factors, such as changes in the timing of when certain auctions occur, the level of non-recurring single-owner auction sale events, the level and timing of individually negotiated private sale transactions, and changes in certain accounting estimates that rely upon forecasted results such as variable incentive and share-based compensation expense and our estimated annual effective income tax rate. Accordingly, when evaluating our performance, we believe that investors should also consider results for six and twelve month periods, which better reflect the business cycle of the China art auction market.

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Competition

In China, artworks are sold primarily through the major auction houses, numerous art dealers, smaller auction houses, and also directly between private collectors. In recent years, a growing number of art dealers and private collectors now buy and sell artworks at art exchange website such as Huaxia (“cang.com”), and Zhonghua Guwan (“www.gucn.com”).

Competition in China’s art market is intense. A fundamental challenge facing any auctioneer or art dealer is the sourcing of high quality and valuable property for sale either as agent or as principal. We compete with large auction houses in Chinese art market such as Christie’s, Sotheby’s, China Poly Group, China Guardian Auction Company, Limited and Beijing Hanhai Auction Co. Ltd. To a lesser extent, we also face competition from a variety of art dealers across all collecting categories, as well as smaller auction houses and certain regional auction houses.

It is not possible to measure with any particular accuracy the entire global art market or to reach definitive conclusions regarding overall competition because privately owned art dealers and auction houses frequently do not publicly report annual totals for art sales, revenues, or profits, and the amounts reported may not be verifiable. However, the most recent Chinese Art Market Report estimates that Chinese art sales totaled approximately $24 billion in 2016 with private sales by dealers and other agents accounting for 63% of the market and public auctions accounting for 37%.

Our Competitive Advantages

Strong Governmental Support

The Chinese government has an interest in promoting a vibrant art and antiquities market. It has prioritized the development of a cultural industry as a means to create jobs, establish internationally competitive creators of content, and exercise “soft power” by promoting Chinese culture overseas. Chinese cultural companies are rapidly expanding at home and abroad.

Strong Customer Base

We have multiple sources of domestic clients. We actively maintain strategically partnerships with local art collection associations such as Guangdong Art Collection and Investment Association (GACIA) and Sichuan Art Collection and Investment Association (SACIA) to establish a national art collection network. We continue to advertise our business via GACIA and SACIA to over ninety thousands avid art enthusiasts.

Experienced Management Team.

In order to successfully maintain a strong customer base, we must be able to gauge trends among our clients and respond to their preferences. As we develop our business we will be able to identify the usage our clients prefer, whether that be the mini museum, storage, or consignment. We are able to adapt to these inclinations and cater to our clients.

Our President and Chief Executive Officer and key employees each have over 10 years of art collection and art assessment experience. Our management team plays a significant role in establishing and maintaining long-term relationships with our clients, supporting the growth of our business, integrating acquired businesses and managing the financial aspects of our operations.

Business Strategy

Expand our market share through cooperation with established local and national art collector associations

We will continue to develop and expand our partnerships with national and local art collector associations. We will further strengthen our existing partnerships with private art collectors’ organizations in Shandong, Guangdong and Sichuan areas. These organizations have proved to be reliable referral sources and contributes to building strong client base. In order to further expand our operations we will also reach out to the Chinese Artists Association (“CAA”). If we are able to foster relationships with the artists who are members of CAA then we would be access a wider collection of artwork for our buyers and sellers.

As our business grows we will likely find the need to enhance technology so that our transactions can be completed more efficiently. We plan to offer the artwork we have on consignment for sale, both in person and online. This will enable a larger group of people to be able to have access to our collections.

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Maintain Operational Excellence

We will seek to improve our profit margins and cash flows by focusing on profitable services and projects that have high margin potential. We will also strive to identify opportunities for leverage within our business, while continuing to maintain strong working capital management practices. We expect to continue to pursue actions and programs designed to achieve these goals, such as increasing accountability throughout our company and evaluating opportunities to improve our working capital cycle time through contractual provisions and certain financing arrangements, hiring and retaining experienced operating and financial professionals, and expanding and further integrating the use of our financial and other management information systems.

Attraction, development and retention of talent

Our staff is familiar with our client base and our hope is that expansion will come from current client recommendations. In order to encourage those recommendations we must be retaining excellently skilled curators marketing experts and art directors. We will also keep in mind the emerging trends from the art world in China. As will be necessary, we will expand our collection to contemporary Chinese art, calligraphy, and jewelry in order to maintain business and growth.

Intellectual Property

We currently do not own any intellectual properties.

Government Regulation and Certification

Regulations on Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. Industries listed in the Catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in the encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. We conduct business operations that are restricted to foreign investment through our PRC consolidated affiliated entities.

According to Some Opinions on the Introduction of Foreign Capital in the Field of Culture (No.19 of Wen Ban Fa)which was enacted and implemented on the date of July 6th,2005 jointly by Ministry of Culture, State Administration of Radio Film and Television, State Press and Publication Administration, National Development and Reform Commission, Department of Commerce, foreign investments are allowed to set up packaging and decoration printing, books and periodicals distribution, CD - ROM production and art trading in the way of sole proprietorship or joint venture or cooperation.

Currently, the business scope of our wholly-owned subsidiary in the PRC, CBTX, mainly includes the business of wholesale, import and export of arts and crafts and related services, which are in the encouraged category. Under the PRC laws, the establishment of a wholly foreign owned enterprise is subject to the approval of the Ministry of Commerce or its local counterparts and the wholly foreign owned enterprise must register with the competent industry and commerce authority.

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law took effect. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax. Our PRC subsidiary is subject to PRC enterprise income tax at the statutory rate of 25% on its PRC taxable income.

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Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Please see “Risk Factors—We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.”

Regulations Relating to Labor

We are subject to laws and regulations governing our relationship with our PRC employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008 and amended in 2012, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of China stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts, with certain exceptions. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract, with certain exceptions. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, an employee who has served an employer for more than one year and less than ten years is entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer must be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004, as amended in 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. The aforesaid measures are reiterated in the Social Insurance Law of China effective in July 2011, which stipulates the system of social insurance of China, including basic pension insurance, medical insurance, unemployment insurance, occupational injury insurance and maternity insurance. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

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Regulation on PRC Business Tax and Value-Added Tax

Prior to January 1, 2012, pursuant to Provisional Regulation of China on Business Tax and its implementing rules, any entity or individual rendering services in the territory of PRC is generally subject to a business tax at the rate of 5% on the revenues generated from provision of such services.

On January 1, 2012, the Chinese State Council officially launched a pilot value-added tax (“VAT”) reform program, or Pilot Program, applicable to businesses in selected industries. Businesses in the Pilot Program would pay VAT instead of business tax. The Pilot Industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. Revenues generated by advertising services, a type of “cultural and creative services,” are subject to the VAT tax rate of 6%. According to official announcements made by competent authorities in Beijing and Guangdong province, Beijing launched the same Pilot Program on September 1, 2012, and Guangdong province launched it on November 1, 2012. On May 24, 2013, the Ministry of Finance and the State Administration of Taxation issued the Circular on Tax Policies in the Nationwide Pilot Collection of Value Added Tax in Lieu of Business Tax in the Transportation Industry and Certain Modern Services Industries, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular extends to the inclusion of radio and television services. On August 1, 2013, the Pilot Program was implemented throughout China. CBTX is currently subject to a VAT of 6% on its gross revenue.

Employees

We currently have 37 full-time employees . We believe that our employee relations are strong. We intend to continue to conduct business primarily using our employees. We believe that we will hire additional employees or maybe consultants in the future as our operations grow. We may outsource some activities, in whole or in part, such as telemarketing, public relations, distribution, and service design and development. We have no union employees.

Description of Properties

We neither rent nor own any properties. We utilize the office space and equipment of our officers and directors at no cost. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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RISK FACTORS

The business, financial condition and operating results of CBTX could be adversely affected by any of the following factors, in which event the value of the equity securities of CBTX could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations. For purposes of the discussion of the following risk factors, references to “we” and “our” shall include, unless otherwise indicated, both NAEX and CBTX.

Risks Related to Our Business

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in Hong Kong and Mainland China. These factors include economic conditions and perceptions of such conditions by Traders, employment rates, the level of Traders’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in Hong Kong and globally.

The art market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economies, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

A decline in trading volumes will decrease our trading revenues.

Trading volumes are directly affected by economic, political and market conditions, broad trends in business and finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price levels of artworks and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues are tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

We have insufficient insurance coverage

We presently do not have any insurance to cover certain events such as physical damage to our office premises and resulting business interruption, certain injuries occurring on our property and liability for breach of legal responsibilities as we believe, based on our organization, business model and the remote possibility of the incurrence of substantial damages from such events, that the costs of such insurance greatly exceeds the benefits of having it. However, in the possible event of a significant loss from such an event, this may severely impact our performance or continue as a going concern.

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The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using our trading platform to invest in artwork and that such investment is secure, we may not be able to attract new traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

If we are unable to renew the lease of our property, our operations may be adversely affected.

We do not directly own the land over the property we lease. We may lose our leases or may not be able to renew it when it is due on terms that are reasonable or favorable to us. This may have adverse impact on our operations, including disrupting our operations or increasing our cost of operations.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our services or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of supplies, development of new products and services, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

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We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management and operational and technical expertise of certain key personnel. In addition, we will require an increasing number of experienced and competent executives and other members of senior management to implement our growth plans. If we lose the services of any member of our senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We are dependent on a trained workforce and any inability to retain or effectively recruit such employees, particularly distribution personnel and regional retail managers for our business, could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of qualified and trained staff to operate our business. Our ability to implement effectively our business strategy and expand our operations will depend upon, among other factors, the successful recruitment and retention of highly skilled and experienced distribution personnel, regional retail managers and other technical and marketing personnel. There is significant competition for qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our current and future operational needs.

Our financial results may fluctuate because of many factors and, as a result, investors should not rely on our historical financial data as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the market price of our securities. Operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on comparisons of results of operations as an indication of future performance. As result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

●	vulnerability of our business to a general economic downturn in Hong Kong and mainland China;

●	fluctuation and unpredictability of the prices of the products we sell;

●	changes in the laws of Hong Kong that affect our operations; and

●	our ability to obtain necessary government certifications and/or licenses to conduct our business.

Risks Related to Doing Business In China

Future inflation may inhibit our ability to conduct business profitably.

In recent years, the economy in China including Hong Kong has experienced periods of rapid expansion and high rates of inflation. High inflation may in the future cause the Chinese and Hong Kong governments to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and Hong Kong, and thereby harm the market for our services.

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Most of our operations are conducted in the PRC and a significant percentage of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

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If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the U.S and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our economic outlook both in the U.S and in China. Any political or trade controversies between the U.S and China, whether or not directly related to our business, could reduce the price of our common stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm the market for our services and products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The exchange rates between the Renminbi and the U.S. dollar and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi was permitted to fluctuate within a band against a basket of certain foreign currencies. As a result, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. However, the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. For almost two years after July 2008, the Renminbi traded within a very narrow range against the U.S. dollar, remaining within 1% of its July 2008 high. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government announced that it would increase exchange rate flexibility of the Renminbi. However, it remains unclear how this flexibility might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

As we rely on dividends and other fees paid to us by our subsidiary and affiliated consolidated entities in China, any significant revaluation of the Renminbi could adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, shares of our common stock in foreign currency terms. To the extent that we need to convert U.S. dollars we received from our financing into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, since our functional and reporting currency is the U.S. dollar while the functional currency of our subsidiary and consolidated affiliated entities in China is Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would have a positive or negative effect on our reported financial results, which might not reflect any underlying change in our business, financial condition or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entity. Currently, Superior Treasure Enterprise Management Consulting (Guangzhou) Co., Ltd. (“Superior Treasure”), our major PRC subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the variable interest entity.

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Our subsidiaries and affiliated entities in China are subject to restrictions on making dividends and other payments to us.

We are a holding company, and we rely on dividends and other equity distributions paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Superior Treasure to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us.

Under PRC laws and regulations, Superior Treasure is a wholly foreign-owned enterprise in China. As such, Superior Treasure may pay dividends only out of its accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections available relating to foreign investments in China. Nonetheless, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we may enjoy in the PRC than under some more developed legal systems. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase our operating expenses and costs, and materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and could have a retroactive effect. As a result, we might not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could adversely affect our business and impede our ability to continue our operations.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in the PRC. However, the PRC’s system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary and enforcement of existing laws is inconsistent. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

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Because our principal assets are located outside of the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us or to enforce a U.S. court judgment against us or our operating subsidiaries in the PRC.

A substantial portion of our operations and assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights against us based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, it may be difficult to enforce such judgments in PRC courts.

We may be required to obtain prior approval of the China Securities Regulatory Commission (“CSRC”) of the listing and trading of our common stock.

On August 8, 2006, six PRC regulatory authorities, including the CSRC, jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the 2006 M&A Rules, which were later amended on June 22, 2009. According to the 2006 M&A Rules, an offshore special purpose vehicle, or SPV, refers to an overseas company controlled directly or indirectly by domestic companies or individuals for purposes of overseas listing of equity interests in domestic companies (defined as enterprises in the PRC other than foreign-invested enterprises). The 2006 M&A Rules require that the overseas listing by the SPV must be approved by the CSRC. However, the applicability of the 2006 M&A Rules with respect to CSRC approval is unclear. Accordingly, the application of the 2006 M&A Rules to the contractual arrangements of our corporate structure, including the VIE structure, remains unclear.

We believe that the 2006 M&A Rules do not require us to obtain prior CSRC approval for the listing and trading of our common stock in the U.S., given that (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition by our company of the equity interest or assets of any “domestic company” as defined under the 2006 M&A Rules, and no provision in the 2006 M&A Rules classifies the contractual arrangements between our company, our PRC subsidiary and any of our consolidated affiliated entities as a type of acquisition transaction falling under the 2006 M&A Rules.

Nonetheless, in the event the CSRC subsequently determines that its prior approval is required, we could face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies could impose fines and penalties on our operations, limit our operating privileges, delay or restrict our sending of the proceeds from our financing outside of China into that jurisdiction, or take other actions that could have an adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery might not occur.

We cannot predict when the CSRC will promulgate additional rules or other guidance, if at all. Moreover, the implementing rules or guidance, to the extent issued, could fail to resolve current ambiguities under the 2006 M&A Rules. Uncertainties or negative publicity regarding the 2006 M&A Rules could have an adverse effect on the trading price of our common stock.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have a material and adverse effect on our business, financial condition and results of operations.

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PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary and PRC consolidated VIE subject to the approval from governmental authorities and limitations in loan size, or we may make additional capital contributions to our PRC subsidiary.

Any loans to our PRC subsidiary, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the Ministry of Commerce or its local counterpart and the amount of registered capital of such foreign-invested company. We may also decide to finance our PRC subsidiary by means of capital contributions. Our capital contributions to our PRC subsidiary must be approved by the Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If we fail to complete the necessary registration or obtain the necessary approval, our ability to make loans or equity contributions to our PRC subsidiary may be negatively affected, which could adversely affect our PRC subsidiary’s liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless otherwise provided by law. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary or other penalties. On July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched the pilot administration reform regarding conversion of foreign currency registered capitals of foreign-invested enterprises in 16 pilot areas. According to SAFE Circular 36, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of an ordinary foreign-invested enterprise in the pilot areas, and such foreign-invested enterprise is permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC within and in accordance with the authorized business scope of such foreign-invested enterprises, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, to expand the reform nationwide. SAFE Circular 19 came into force and replaced both SAFE Circular 142 and SAFE Circular 36 on June 1, 2015. However, SAFE Circular 19 continues to prohibit a foreign-invested enterprise from, among other things, using RMB funds converted from its foreign exchange capitals for expenditure beyond its authorized business scope, providing entrusted loans or repaying loans between non-financial enterprises. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of financing activities outside of China to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new consolidated VIEs in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or PRC consolidated VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from financing outside of the PRC and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

On July 4, 2014, SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

These SAFE circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests being deemed a “special purpose vehicle” pursuant to SAFE Circular 37. These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners who are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations.

You may face difficulties in protecting your interests and exercising your rights as our stockholder since we conduct the bulk of our operations in China and other foreign locations.

We conduct the bulk of our operations in China through CBTX, our consolidated VIE in China. Because of this factor, it may be difficult for you to conduct due diligence on our company and business, our executive officers or director and attend stockholders meetings if the meetings are held in China. As a result, our public stockholders may have more difficulty in protecting their interests through actions against our management, our director or major stockholders than would stockholders of a corporation doing business entirely or predominantly within the United States.

The enforcement of the PRC Labor Contract Law in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances or to receive overtime wages. Further, it requires certain terminations be based on the mandatory requirement age. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

As a result of these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, as the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under our equity incentive plan will be subject to these regulations when we become a U.S. listed company. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that the Company or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then the Company or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our securities may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC stockholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our securities.

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We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

On February 3, 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, which replaced or supplemented previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation, on December 10, 2009. Pursuant to this Bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such an indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payer fails to withhold any or withholds insufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 7, or previous rules under Circular 698. As Bulletin 7 was recently promulgated, it is not clear how it will be implemented. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Furthermore, we, our non-resident enterprises and PRC subsidiaries may be required to spend valuable resources to comply with Bulletin 7 or to establish that we and our non-resident enterprises should not be taxed under Bulletin 7, for our previous and future restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Risks Relating to Our Corporate Structure

Our corporate structure and, in particular, our variable interest entity contracts (the “VIE Contractual Agreements”) are subject to significant risks, as set forth in the following risk factors.

We depend upon the VIE Contractual Agreements in conducting our business in the PRC, which may not be as effective as direct ownership.

Although a substantial majority of our revenue has historically been generated by our PRC subsidiaries, we have relied and expect to continue to rely on contractual arrangements with CBTX and its shareholders to operate our business. Such contractual arrangements include: (i) an Exclusive Technical Consulting and Service Agreement; (ii) an Exclusive Call Option Agreement; (iii) a Business Operation Agreement; (iv) an Equity Pledge Agreement; and (v) Powers of Attorney granted by each of CBTX’s shareholders. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE.

If we had direct ownership of CBTX, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of CBTX, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by our VIE and its shareholders of their obligations under the contracts to exercise control over our VIE. However, the shareholders of our VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our VIE. We may replace the shareholders of our VIE at any time pursuant to our contractual arrangements with it and its shareholders. However, if any dispute relating to these contracts or the replacement of the shareholders remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and courts and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with our VIE may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Contractual arrangements entered into by our subsidiary and our PRC operating affiliate may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

Under PRC laws and regulations, transactions between related parties should be conducted on an arm’s-length basis and may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our subsidiary in the PRC, our affiliated entities and the shareholder of CBTX are not conducted on an arm’s-length basis and adjust the income of our affiliated entities through the transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in, for PRC tax purposes, increased tax liabilities of our affiliated entities. In addition, the PRC tax authorities may require us to disgorge our prior tax benefits, and require us to pay additional taxes for prior tax years and impose late payment fees and other penalties on our affiliated entities for underpayment of prior taxes. We cannot assure you that such penalties will not be imposed on us in the future. Our net income may be harmed if the tax liabilities of our affiliated entities materially increase or if they are found to be subject to additional tax obligations, late payment fees or other penalties.

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PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, and the enforcement and performance of our contractual arrangements with CBTX and its shareholders. Although the primary business of CBTX is not within the category in which foreign investment is currently restricted or prohibited, the uncertainty of PRC regulations and governmental policies affecting foreign ownership may result in us being required to hold (or, conversely, being prohibited from holding), directly or indirectly, a given percentage of CBTX’s equity interests. Our contractual arrangements with CBTX and its shareholders, which allow us to substantially control Cang Bao Tian Xia Co., Ltd, are governed by Chinese law. We cannot assure you, however, that we will be able to enforce these contracts. If we are unable to enforce these contracts, we could be required to deconsolidate CBTX and its subsidiaries from our financial results.

In addition, Chinese laws and regulations limiting foreign ownership of domestic companies are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Although we believe we comply and will continue to comply with current PRC regulations, we cannot assure you that the PRC government would agree that these operating arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

 Substantial uncertainties exist with respect to the enactment timetable and final content of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015 (the “Draft FIL”) aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Draft FIL embodies an expected PRC regulatory trend to conform its foreign investment regulatory regime to prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The Ministry of Commerce is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, final content, interpretation and implementation.

Among other things, the Draft FIL expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The Draft FIL specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance, treated as a PRC domestic investor provided that the entity is “controlled” by PRC entities and/or citizens. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list,” which will be separately issued by the State Council at some later date. Unless the underlying business of the FIE falls within the negative list, which calls for market entry clearance, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE. Under the Draft FIL, VIEs that are controlled via contractual arrangement would also be deemed as FIEs if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the “negative list” the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, the VIEs will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

The provision of designing, manufacturing and direct sale services of customized technical endurance apparel for the cycling, triathlon, running and Nordic skiing markets, which we conduct through our VIE, is currently encouraged in foreign investment as set forth in the Catalogue of Industries for Guiding Foreign Investment, or the Catalogue, issued by the National Development and Reform Commission and the Ministry of Commerce in 2015. The Draft FIL, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

The draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. In addition, it is uncertain whether the categorization of our industry will change. If the enacted version of the Foreign Investment Law and the final Catalog mandate further actions, such as MOC market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

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If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy the assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entities. As part of these arrangements, a substantial portion of our assets that are important to the operation of our business are held by our affiliated entities. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our common stock.

Any failure by our consolidated variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If our consolidated variable interest entity or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of CBTX were to refuse to transfer their equity interest in CBTX to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expense and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected.

If the PRC government deems that the contractual arrangements in relation to our consolidated variable interest entity do not comply with applicable PRC laws and regulations, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Details of the VIE Agreements are set out under the caption “Corporate History and Structure – VIE Agreements” above. There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	Imposing economic penalties;

●	Discontinuing or restricting our operations;

●	Imposing conditions or requirements of the VIE Agreements with which we may not be able to comply;

●	Requiring our company to restructure the relevant ownership structure or operations;

●	Taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	Revoking the business licenses and/or other VIE Agreements.

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Risks Relating to Our Common Stock

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Mr. Qingxi Meng, our Chairman, Chief Executive Officer, and President, has over 90% beneficial ownership of our company. As a result, such individual will have the ability, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

No public market for our common stock currently exists, and an active trading market may not ever develop or be sustained.

An investment in our company will likely require a long-term commitment, with no certainty of return. Although our common stock is currently quoted on the OTC Pink Market, there is no guarantee that there will be any trading in our common stock. In addition, there is a risk that we will not be able to have our stock listed or quoted on a more established market, and even if we are able to do so (of which no assurance can be given), we cannot predict whether an active market for our common stock will ever develop in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for shares of our common stock may be limited; and

●	a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

We may require additional funding in order to progress our business in the future. If we are unable to raise additional capital, we could be forced to delay, reduce or eliminate portions of our business.

There is a risk that we may require an additional infusion of funds in the future to maintain and grow our business. In the event we were to experience an economic recession or a slow growth period, such an event could adversely affect our business, liquidity and future growth. In addition, should we experience instability in or a tightening of the capital markets, such an event could adversely affect our ability to obtain additional capital to grow our business on terms acceptable to us or at all.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may need to raise funding in the future to maintain and grow our business. There can be no assurance that we will be able to raise sufficient capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be adversely affected to a significant extent.

If we raise additional capital by issuing equity securities, the percentage and/or economic ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, increases in our expenses and requirements that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

Funding from any source may be unavailable to us on acceptable terms, or at all. If we do not have sufficient capital to fund our operations and expenses, our business opportunities could be substantially diminished.

The lack of an active market impairs your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of our common stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of our common stock and may impair our ability to expand our operations through acquisitions by using our shares as consideration.

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Even if an active trading market develops for our common stock, the market price for our common stock may be volatile.

Even if an active market for our common stock develops, of which no assurance can be given, the market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to match and compete with technology innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. Dollar; and

●	general economic or political conditions in or influencing China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock is “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our common stock may not develop or be sustained.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is quoted on the OTC Pink Market, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market or, even if so, has a price of less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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FINRA sales practice requirements may also limit your ability to buy and sell shares of our common stock, which could depress the price of shares of our common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of our common stock, have an adverse effect on the market for shares of our common stock, and thereby depress price of our common stock.

You may face significant restrictions on the resale of your shares of our common stock due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, under SEC Rule 144, a person who has satisfied a minimum holding period of between six months to one-year, as well as meeting any other applicable requirements of Rule 144, may thereafter sell such shares publicly. Therefore, the possible sale of unregistered shares may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from CBTX. CBTX may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws.  All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate  revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash.. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

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The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Overview

National Art Exchange, Inc., formerly known as Tianhe Union Holdings Limited and Lissome Trade Corp., was incorporated in the State of Nevada on May 9, 2014. We were formed to engage in the distribution of metal cookware made from stainless steel from China to the markets of Europe and Commonwealth of Independent States (CIS) countries. In connection with a change of control transaction that closed on August 28, 2015, we appointed a new executive management team and changed our planned business operations. On March 30, 2016, the Company, GLOBAL INTERNATIONAL HOLDINGS LTD. (“BVI1”), a British Virgin Islands corporation, its wholly owned subsidiary GLOBAL TECHNOLOGY CO., LTD. (“BVI2”), a British Virgin Islands corporation entered into and consummated the Share Exchange Agreement pursuant to which BVI1 (its sole director, who has the voting and dispositive power of the shares of BVI1 is CHOW, Chun Yu Leeds), as the sole shareholder of BVI2, received 50,000,000 newly issued shares of the Company’s Common Stock (84.0% upon the completion of the Share Exchange) and a convertible note issued convertible into 150,000,000 shares of Common Stock upon the Company’s completion of its increase of the authorized shares by September 30, 2016, in exchange for its ownership in BVI2 and its subsidiaries and the control over Avi-Trip formed by the VIE Agreements entered into by and between WFOE and Avi-Trip. BVI2 owns 100% of HUATIAN GLOBAL LIMITED (“HGL”), a Hong Kong corporation, which owns 100% of TIANHE GROUP (HK) LIMITED (“THGL”), a Hong Kong corporation, which owns 100% of JIERUN CONSULTING MANAGEMENT CO., LTD. (“WFOE”) a foreign investment enterprise organized under the laws of the People’s Republic of China (“PRC”), which had entered into various contractual agreements known as variable interest entity (“VIE”) agreements with ANHUI AVI-TRIP TECHNOLOGY CO., LTD. (“Avi-Trip”), a corporation incorporated on October 15, 2014, under the laws of the PRC. The VIE agreements provide WFOE with management control and rights to the profits of Avi-Trip. The VIE agreements include: (1) an Exclusive Service Agreement by and between WFOE and Avi-Trip, entitling WOFE to receive substantially all of the economic benefits of Avi-Trip in consideration for services provided by WFOE to Avi-Trip; (2) a Call Option Agreement by and among the shareholders of Avi-Trip, Jie Wei Wei and Han Yanliang, allowing WFOE to acquire all of Avi-Trip’s shares as permitted by PRC law; (3) a Voting Rights Proxy Agreement providing WFOE with the all of the voting rights of Avi-Trip’s shareholders; and (4) an Equity Pledge Agreement pledging the shares in Avi-Trip to WFOE.

BVI1 never instructed the secretary and authorized agent to effectuate a change of registered shareholder of BVI2 from BVI1 being the sole shareholder to the Company being the sole shareholder. Additionally, the Company was unable to exercise control over BVI2, HGL, THGL, WFOE, and Avi-Trip subsequent to the execution of the Share Exchange Agreement. Furthermore, the Company was neither able to secure substantive control over the use and disposition of the assets of BVI2, HGL, THGL, WFOE and Avi-Trip nor exercise control over the accounting and finance department of BVI2, HGL, THGL, WFOE, and Avi-Trip in order to procure relevant financial information for financial reporting purposes; accordingly, the Company was unable to timely file Form 10-Qs for the quarters ended March 31, 2016, September 30, 2016, and December 31, 2016, March 31, 2017 and Form 10-K for the fiscal year ended September 30, 2016.

As a result of the Company’s inability to exercise control over Avi-Trip, on July 19, 2016, on the recommendation of the Company’s board of directors (the “Board”), a majority of holders of the Company’s Common Stock voted to terminate the VIE agreements between WFOE and Avi-Trip, the termination became effective August 29, 2016. The Company also will not pursue the Directors of BVI1 to effectuate the change of ownership of BVI2 from BVI to the Company. In connection with the termination of the VIE agreements, certain shareholders representing 30,722,500 shares of Common Stock, in connection with the share issuance pursuant to the Share Exchange Agreement, agreed to return their shares of Common Stock to the Company for cancellation and convertible note holders also agreed to return their notes to the Company for cancellation. Concurrently, Mr. Yang Jie resigned from his positions as Chairman of the Board, President and Chief Executive Officer of the Company. Ms. Weiwei Jie and Ms. Fengyu Yi also resigned as members of the Board, which resignations were made in connection with the Company’s termination of the VIE agreements.

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Superior Treasure Global Limited (the “STG”) was incorporated in the British Virgin Islands (“BVIs”) on November 17, 2017. STG, through its direct and indirect wholly owned subsidiaries, is in the business of business of auctioning, trading, digitizing, cataloguing and displaying Chinese art work. The STG’s operations are located in the People’s Republic of China (“PRC”).

Treasure Artwork Corporation Limited (“TAC”) was incorporated on December 28, 2017 in the Hong Kong SAR. TAC wholly owns Yuebao Industrial Management Consulting (Guangzhou) Company Limited (“WOFE”) which was established on January 17, 2018 in the PRC.

Guangzhou Cangbao Tianxia Arts Company Limited (“VIE”), which was established on March 28, 2017 in the PRC.

On Jan 20th, 2018, TAC and Ms. Meng Xueqin and Mr. Zhou Yongyin, the owners of VIE, entered into four agreements: 1.) Shareholder Usufruct Transfer Agreement, 2.) Exclusive Management Consultation Service Agreement, 3.) Stock Equity Transfer Priority Agreement, and 4.) Stock Equity Pledge Agreement (collectively the “VIE Agreements”), whereby the TAC has been effectively given full control over the operations and direction of the assets of VIE, and TAC is the primary beneficiary of VIE.

Ms. Meng Xueqin and Mr. Zhou Yongyi have entrusted their beneficial ownership interests in VIE to Mr. Meng Qingxi for the purposes of establishing a shareholding structure to gain listing through a reverse merger with a public listed entity; accordingly, these are not fair market value transactions that entail consideration to be transfer from Mr. Meng Qingxi to Ms. Meng Xueqin and Mr. Zhou Yongyi in exchange for entering to the VIE Agreements. The above re-organization transactions have been accounted for as a combination of entities under common control. No goodwill and revaluation of the assets of the companies was recognized.

The Company entered into a share exchange agreement with STG on 6th April, 2018, whereby 40,000,000 shares of the Company stock was issued to recipients designated by Mr. Meng Qingxi in exchange for the one outstanding share of STG, which allowed the Company to take exercise control over STG and its subsidiaries and the VIE.

The registered capital of CBTX 1.08 billion RMBs, is the way of physical capital investment, the physical assets have been detected in the company's display and warehouse registration and preservation, the company is currently working with the evaluation agency. After the evaluation, the asset will be incorporated into the inventory (current assets) of NAEX.

RESULTS OF OPERATIONS

There’s no revenue in this period.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2017, our current assets were $374,048. As of December 31, 2017, our current liabilities were $82,739.

Stockholders’ equity is a deficit of $1,079,145 as of December 31, 2017.

Important Factors Affecting our Results of Operations and Existing Trends

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

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Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Not applicable.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001, of which 100,288,079 are issued and outstanding as of April 6, 2018. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (i) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as our Board of Directors may declare out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon our liquidation. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. All outstanding shares of common stock are fully paid and non-assessable.

RECENT SALES OF UNREGISTERED SECURITIES

Please see the discussion under Items 3.02 of this current report on Form 8-K, which is incorporated herein by reference.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE

Our directors and executive officers, as well as their ages and the positions they held as of September 30, 2017, are set forth below. Our directors hold office until our next annual meeting of stockholders and until their successors in office are elected and qualified. All of our officers serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

Name	Age	Position
Qingxi Meng	27	Chairman, CEO, & President
Ming Yi	37	Chief Financial Officer & Director
Angella Lu	46	Secretary of the Board & Director
Xingtao Zhou	38	Director
Xue He	30	Director

Qingxi Meng, President, Chairman, CEO, & President Mr. Meng has served as the manager assistant of Soooner Technology from December 2014 to August 2016. Soooner Technology is a high-tech company focusing on the development of HD video network. From October 2013 to January 2015, Mr. Meng served as a self-employed overseas purchasing agent. From July 2012 to September 2013, Mr. Meng served as the project manager assistant of MLA Technology Group, an information technology company. Mr. Meng obtained a bachelor degree in Accounting from Queens College in New York.

Ming Yi, Chief Financial Officer and Director Mr. Yi has extensive experiences in finance, business administration and public accounting in diverse industries including retail/wholesale distribution, financial services and manufacturing. Mr. Yi has gained tremendous international finance and regulatory experience setting up companies and commercial operations. Mr. Yi has served as an accountant at N.G. Australia Pty Ltd. during 2004 to 2006, and senior accountant at Ernst & Young from 2006-2009. Mr. Yi served as a senior manager at Qi He CPA Ltd., a financial advisory firm, and the chief financial officer at China Bio-Energy Corp. from 2011 to 2015. Start from 2016, Mr. Yi served as the chief financial officer at Anhui Avi-Trip Co., Ltd. Mr. Yi is responsible for establishing stronger financial reporting compliance for the Company’s U.S. capital markets, enhancing cost controls, introducing tax, international credit and collections, developing IR capabilities and multi-company financial accounting and reporting systems.

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Angella Lu, Director and Secretary of the Board Ms Lu has served as CEO Assistant of National Art Exhange, Inc. since June 2017. From May 2012 to July 2016 Ms. Lu served as human resource manager of MLA Technology Group Corp . From Oct 2006 to Dec 2011 , Ms Lu served as Market department manager of Peking Soooner Company. Ms Lu holds a Bachelor of Science in College of Civil Engineering from Hohai University in Jiangshu, China.

Xingtao Zhou, Director Xingtao Zhou has served as the Curator in Cang Bao Ge Arts Co., Ltd since 2012. From 2009 to 2012, Mr. Zhou served as the president of Yi Hua Cultural Diffusion Co., Ltd. Mr. Zhou served as the curator of the Yin Yuan Min Su Museum from 2003 to 2009 and as the vice curator from 1999 to 2003. Mr. Zhou obtained a bachelor in International Business of Southwestern University of Finance and Economics.

Xue He, Director Xue He has served as the sales manager of Happiness Furniture since November 2013. From May 2012 to September 2013, Ms. He served as the administrator of MLA Technology Group. From December 2011 to April 2012, Ms. He served as the manager’s assistant of New York Life, an insurance company. Ms. He served as the sales manager from September 2009 to December 2011and as a salesperson from February 2009 to September 2009 at Rosewood Home Furnishing. Ms. He obtained dual bachelors in Accounting and Economics of Queens College in New York.

Committees of the Board of Directors

We are currently quoted on the OTC Pink under the symbol “NAEX.” The OTCPK does not have any requirements for establishing any committees. For this reason, we have not established any committees. All functions of an audit committee, nominating committee and compensation committee are and have been performed by our board of directors.

Our Board believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

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Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Compliance with Section 16(a) of the Exchange Act

Our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities are not subject to the reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company does not have its securities registered under Section 12 of the Exchange Act

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, and its status as a shell company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. Mr. Qiliang Zheng serves as our President, Chief Executive Officer and Chairman of the Board.

Our board of directors is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership, subsequent to the April 6, 2018 share exchange, of (i) each person known to us to be the beneficial owner of more than five percent of our common stock, (ii) each of our current directors and named executive officers and (iii) all our directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and investment power with respect to the shares they beneficially own.

Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Qingxi Meng	105,000,000	74.85%
Ming Yi	120,250	0.08%
Aneglla Lu	4,000,000	2.85%
Xingtao Zhou	0	0%
Xue He	0	0%
All directors and executive officers as a group (5 persons)	109,120,250	77.78%

(1)	Unless otherwise indicated, the business address of each beneficial owner is c/o 40 Wall Street, 28th Floor, Unit 2851, New York, NY 10005

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Executive Compensation

Currently, Mr. Xingtao Zhou has entered into an independent director agreement (the “Zhou Offer Letter”, Exhibits 10.1 from Form 8-K, June 9th, 2017) with the Company, which sets his compensation at $36,000 per year and establishes other terms and conditions governing his service on the Company’s Board. Ms. Xue He has entered into an independent director agreement (the “He Offer Letter”, Exhibits 10.2 from Form 8-K, June 9th, 2017) with the Company, which sets her compensation at $36,000 per year and establishes other terms and conditions governing her service on the Company’s Board. Ms. Angella Lu has entered into a director agreement with the Company, which sets her annual compensation at $5000 per year and establishes other terms and conditions governing her service on the Company’s Board. Mr. Qingxi Meng has entered into an executive officer agreement (the “Meng Offer Letter”) with the Company, which sets his annual compensation at $40,000 per year and establishes other terms and conditions governing his service as the President, CEO and the Chairman of the Company.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We do not have any equity incentive plans under which to grant awards.

Employment Arrangements

We have entered into letter agreements with three our directors, Mr. Xingtao Zhou, Ms. Xue He and Ms. Angella Lu.

We have also entered into an executive officer agreement with our Chairman, President and CEO, Qingxi Meng.

Retirement/Resignation Plans

We do not currently have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

Our Directors Mr. Xingtao Zhou, Ms. Xue He, Ms. Angella Lu all entered into letter agreements with our Company, which set their annual compensations for serving as our Company’s directors. Mr. Xingtao Zhou and Ms. Xue he each receives $36,000 annual compensation for serving as our independent directors. Ms. Angella Lu receives $5,000 annual compensation for serving as our director.

Mr. Qingxi Meng will not receive any separate compensation for serving on the Board of Directors.

The foregoing description of the form of Offer Letters and Director Agreements do not purport to be complete and is qualified in its entirety by the form of Offer Letter, Director Agreement, copies of which are attached or incorporated by reference to this Current Report on Form 8-K on June 7, 2017 as Exhibits 10.1, and 10.2 respectively, which are incorporated herein by reference.

SECTION 3—SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

We sold the following securities without registration under the Securities Act of 1933 since September 30, 2014:

On March 30, 2016, the Company issued 50,000,000 shares of Common Stock in connection with an acquisition and subsequently 30,277,500 were cancelled.

On September 15, 2017, the Company issued to an aggregate of 100,000,000 newly issued shares of Common Stock as a result of a share exchange agreement. The agreement was subsequently terminated on October 31, 2017. The shares are outstanding as of September 30, 2017 but are subsequently terminated.

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SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01   Changes in Control.

Please see the discussion under Items 1.01 and 2.01 of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As required by the share exchange agreement, on April 6, 2018, Xinqian Zhang, a former director and Secretary of the Board of NAEX resigned from their respective positions effective upon the closing of the share exchange. The Board appointed Angella Lu as a director and Secretary of the Board. Please see the table of our current directors and officers provided in Item 2.01 of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.06   Change in Shell Company Status.

Please see the discussion under Items 1.01 and 2.01 of this current report on Form 8-K, which is incorporated herein by reference. As a result of the reorganization described under Items 1.01 and 2.01 of this current report on Form 8-K, we believe that NAEX is no longer a shell company as that term is defined in Rule 405 of the Securities Act and 12b-2 of the Exchange Act.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits.

Exhibits

Exhibit #	Description
2.1	Share Exchange Agreement dated as of April 6, 2018, between National Arts Exchange, Inc. and Guangdong Cang Bao Tian Xia, Ltd.

3.1	Articles of Incorporation of National Arts Exchange, Inc. (1)

3.2	Amended and Restated Bylaws of National Arts Exchange, Inc. (2)

10.1	Exclusive Management Consultation Service Agreement dated January 20, 2018 between Superior Treasure Enterprise Management Consulting Co. Ltd., Guangdong Cang Bao Tian Xia Art Co. Ltd (the “CBTX”), and Shareholders of CBTX.

10.2	Equity Pledge Agreement dated January 20, 2018 between Superior Treasure Enterprise Management Consulting Co. Ltd. and Shareholders of CBTX.

10.3	Shareholders Usufruct Transfer Agreement dated January 20, 2018 between Superior Treasure Enterprise Management Consulting Co. Ltd., CBTX and Shareholders of CBTX.

10.4	Stock Equity Priority Transfer Agreement dated January 20, 2018 between Superior Treasure Enterprise Management Consulting Co. Ltd. and Shareholders of CBTX.

10.5	Letter Agreement, dated March 7, 2018, between National Arts Exchange, Inc. and Angella Lu.

10.6	Officer Agreement, dated March 7, 2018, between National Arts Exchange, Inc. and Qingxi Meng.

21.1	List of subsidiaries of National Arts Exchange, Inc.

99.1	Audited Financial Statements of Superior Treasure Global Limited as of September 30, 2017

99.2	Unaudited Financial Statements of Superior Treasure Global Limited as of December 31, 2017

99.3	Unaudited Pro Forma Combined Financial Statements of National Art Exchange, Inc.

(1)	Incorporated by reference to the Company’s Form 8-K, filed with the Commission on August 15, 2017.
(2)	Incorporated by reference to the Company’s Form S-1, filed with the Commission on November 7, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

DATED: April 11, 2018	By:	/s/ Qingxi Meng
Qingxi Meng
Chief Executive Officer

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